6/23/17

To: Wesley Chandler, President of Major League Football Inc. and member of the Board of Directors

Rick Smith, Chief Operating Officer of Major League Football Inc. and member of the Board of Directors

Frank Murtha, Senior Vice President of Major League Football, Inc.

From: Michael Queen Executive Vice President of Finance of Major League Football, Inc. and Member of the Board of Directors

Effective immediately: please be advised that I hereby resign from the Board of Directors of Major League Football, Inc. This decision is based on my objection to accept the offer of Compass Creek Capital, and the consequences of said offer.

Regards,

Michael D Queen

Michael D Queen

Cc: David M Bovi PA